UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2014

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain             Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2014, the Board of Directors of Pacific Mercantile Bancorp (the “Company”) appointed Robert Sjogren as Executive Vice President and Chief Operating Officer of both the Company and Pacific Mercantile Bank, the Company’s wholly owned banking subsidiary, adding to Mr. Sjogren’s ongoing role as the Company’s General Counsel. Mr. Sjogren’s appointment to Chief Operating Officer was effective September 8, 2014.
Mr. Sjogren, 49, joined the Company in November 2013 as Executive Vice President and General Counsel. Prior to joining the Company, Mr. Sjogren served in various roles at Carpenter & Company, a private equity firm that invests in community banks, serving most recently as General Counsel, Corporate Secretary and Chief Risk Officer from May 2006 to October 2013. During his eight years at Carpenter & Company, Mr. Sjogren also served as Chief Compliance Officer for the Carpenter Community Bancfund, its registered investment advisor and affiliated broker/dealer from January 2009 to October 2013.
There are no other arrangements or understandings between Mr. Sjogren and any other person pursuant to which Mr. Sjogren was appointed as Chief Operating Officer of the Company. There are also no family relationships between Mr. Sjogren and any director or executive officer of the Company, and Mr. Sjogren has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: October 31, 2014	By:	/s/ STEVEN K. BUSTER
Steven K. Buster, President and Chief Executive Officer